EXHIBIT 10.10.2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT TO PURCHASE

1,696,810

SHARES OF COMMON STOCK

OF

NEWTEK BUSINESS SERVICES, INC.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common shares, par value $0.02 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (A) the number of shares of Common Stock actually outstanding at such time including the Restricted Stock which has vested and any other restricted Common Stock, plus (B) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (C) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, however, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Company” means Newtek Business Services, Inc., a New York corporation.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Credit Agreement” means the Credit Agreement, dated as of the April 25, 2012, as amended from time to time, between the Company, the Warrantholder and the other parties thereto, including all annexes and schedules thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means the amount set forth in Item 1 of Schedule A hereto.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith or, with respect to Section 14, as determined by the Warrantholder acting in good faith. The Warrantholder may object in writing to the Board of Director’s calculation of fair market value within ten days of receipt of written notice thereof. If the Warrantholder and the Company are unable to agree on fair market value during the ten-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder’s objection.

“FMV Price” has the meaning set forth in Section 14(B).

“Issuance Persons” has the meaning set forth in Section 14(B).

“Issue Date” means the date set forth in Item 2 of Schedule A hereto.

“Lockup Period” has the meaning set forth in Section 3(B).

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NASDAQ Capital Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Offered Shares” has the meaning set forth in Section 9.

“Offering Notice” has the meaning set forth in Section 9(A).

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock.

“Option FMV Price” has the meaning set forth in Section 14(C)(a).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Restricted Stock” means those 1,142,000 shares of restricted Common Stock granted by the Company in March 2011 to certain employees, executives and members of the Board of Directors and which vest on July 1, 2014 in accordance with their terms.

“ROFO Notice Period” “has the meaning set forth in Section 9(A).

“ROFO Offer Acceptance” “has the meaning set forth in Section 9(B).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Security FMV Price” has the meaning set forth in Section 14(C)(b).

“Shares” has the meaning set forth in Section 2.

“trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“Transfer” has the meaning set forth in Section 9.

“U.S. GAAP” means United States generally accepted accounting principles.

“Violation” has the meaning set forth in Section 15(E).

“Warrant” means this Warrant, issued pursuant to the Credit Agreement.

“Warrantholder” has the meaning set forth in Section 2.

2. Number of Shares; Exercise Price. This certifies that, for value received, Summit Partners Credit Advisors, L.P. or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock set forth in Item 3 of Schedule A hereto, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.

(A) Subject to Section 2 and Section 3(B), to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part (but in no event for less than 10% of the aggregate number of Shares set forth in Item 3 of Schedule A) by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time, on the tenth anniversary of the Issue Date (the “Expiration Time”), by (i) the surrender of this Warrant and Notice of Exercise attached hereto as Schedule B, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 4 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (ii) payment of the Exercise Price for the Shares thereby purchased:

a.	by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised;

b.	with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company;

c.	by surrendering to the Company (1) Warrant Shares previously acquired by the Holder with an aggregate Market Price as of the Exercise Date equal to such aggregate Exercise Price and/or (2) other securities of the Company having a value as of the Exercise Date equal to the aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Market Price thereof); or

d.	any combination of the foregoing.

(B) If the Warrantholder exercises this Warrant (in whole or in part) anytime between the Issue Date and the second anniversary of the Issue Date (the “Lockup Period”), the Warrantholder will be prohibited from transferring the Shares during the Lockup Period; provided, however, that if the Market Price of the Shares is equal or greater than $2.25 for a period of at least 15 consecutive trading days the Warrantholder will have the right to sell (subject to compliance with the Securities Act and applicable rules thereunder) all or any portion of the Shares in its sole discretion, subject to the provisions of Section 9 but without regard to the restrictions set forth in this Section 3(B).

(C) If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company promptly, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4. Issuance of Warrant and Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons promptly, and in any event not to exceed five business days after the date on which this Warrant has been duly exercised in accordance with the terms hereof. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. The certificate(s) representing the Shares shall bear such legends as may be required by law or to reflect the existence of the Company rights set forth in Section 9.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. Nothing contained in this Warrant shall be construed as imposing any liabilities on the Warrantholder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Warrantholder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer; Assignment. Subject to compliance with Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9. Right of First Offer Following the exercise of the Warrant by the Warrantholder, the Company shall have a right of first offer if the Warrantholder desires to sell or otherwise transfer to any Person who is not an Affiliate of the Warrantholder (in each case, a “Transfer”) all or any portion of the Shares (the “Offered Shares”) in accordance with this Section 9 prior to Transferring such Offered Shares.

(A) Offer Notice. Prior to any Transfer of the Shares, the Warrantholder shall give written notice (the “Offering Notice”) to the Company stating that it intends to Transfer the Offered Shares and specifying: (1) the number of Offered Shares to be Transferred by the Warrantholder; (2) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (3) the proposed date, time and location of the closing of the Transfer, which shall not be less than five business days from the date of the Offering Notice. The Offering Notice shall constitute the Warrantholders’ offer to Transfer the Offered Shares to the Company, which offer shall be irrevocable for a period of five business days from the date of the Offering Notice (the “ROFO Notice Period”).

(B) Exercise of Right of First Refusal. Upon receipt of the Offering Notice, the Company shall until the end of the ROFO Notice Period to elect to purchase all (but not less than all) of the Offered Shares by delivering a written notice (a “ROFO Offer Acceptance”) to the Warrantholder stating that it will purchase such Offered Shares on the terms specified in the Offering Notice. Any ROFO Offer Acceptance shall be binding upon the Warrantholder and the Company upon delivery and irrevocable by them.

(C) Consummation of Sale. If the Company does not deliver a ROFO Offer Acceptance in accordance with Section 9(B), the Warrantholder may, during the 90 business day period immediately following the expiration of the ROFO Notice Period, Transfer all of the Offered Shares. If the Warrantholder does not Transfer the Offered Shares within such period, the rights provided hereunder shall be deemed to be revived and the Offered Shares shall not be Transferred unless the Warrantholder sends a new Offering Notice in accordance with, and otherwise complies with, this Section 9.

10. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares upon the same terms as the Warrant. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, addressed to the Treasurer, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12. Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to file timely all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

14. Adjustments and Other Rights. The number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, however, that if more than one subsection of this Section 14 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 14 so as to result in duplication:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.

(B) Certain Issuances of Common Shares or Convertible Securities. Except as provided in Section 14(A) above, (i) upon the vesting of any Restricted Stock; or (ii) if the Company shall, at any time or from time to time after the Issue Date, issue or sell, or is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less the Fair Market Value of the Common Stock in effect immediately prior to the time of the issuance or sale (or deemed issuance or sale) of the Common Stock (the “FMV Price”) to any member of the Board of Directors or any employee (excluding any Common Stock issued by the Company to such employee and contributed to the Company’s 401(k) plan in respect of the Company’s matching obligations thereto) (collectively, the “Issuance Persons”), then immediately upon such vesting, issuance or sale (or deemed vesting, issuance or sale), the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such vesting, issuance or sale (or deemed issuance or sale) shall be increased to a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares issuable (taking into consideration any prior partial exercise of this Warrant) upon exercise of this Warrant immediately prior to such vesting, issuance or sale (or deemed issuance or sale) by a fraction (which shall in no event be less than one):

a.	the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such vesting, issuance or sale (or deemed issuance or sale); and

b.	the denominator of which shall be the sum of (i) the number of shares of Common Stock Deemed Outstanding immediately prior to such vesting, issuance or sale (or deemed issuance or sale) plus (ii) the aggregate number of shares of Common Stock which the aggregate amount of consideration, if any, received by the Company upon such vesting, issuance or sale (or deemed issuance or sale) would purchase at the FMV Price.

(C) Effect of Certain Events on Adjustment to Number of Warrant Shares. For purposes of determining the adjusted number of Shares under Section 14(B) hereof with respect to any issuances to Issuance Persons, the following shall be applicable:

a.	Issuance of Options. If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 14(C)(e)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Fair Market Value of the Common Stock in effect immediately prior to the time of the granting or sale of such Options (the “Option FMV Price”), then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the number of Warrant Shares under Section 14(B)), at a price per share equal to the quotient obtained by dividing (i) the sum (which sum shall constitute the applicable consideration received for purposes of Section 14(B)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 14(C)(c), no further adjustment of the number of Shares shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

b.	Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 14(C)(e)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Fair Market Value of the Common Stock in effect immediately prior to the time of the granting or sale of such Convertible Securities (the “Security FMV Price”), then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the number of Shares pursuant to Section 14(B)), at a price per share equal to the quotient obtained by dividing (i) the sum (which sum shall constitute the applicable consideration received for purposes of Section 14(B)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 14(C)(iii), no further adjustment of the number of Shares shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities and no further adjustment of the number of Shares shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the number of Shares have been made pursuant to the other provisions of this Section 14(C).

c.	Change in Terms of Options or Convertible Securities. Upon any change in any of (i) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 14(C)(a) or Section 14(C)(b) hereof, (ii) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 14(C)(a) or Section 14(C)(b) hereof, (iii) the rate at which Convertible Securities referred to in Section 14(C)(a) or Section 14(C)(b) hereof are convertible into or exchangeable for Common Stock, or (iv) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 14(C)(a) hereof or any Convertible Securities referred to in Section 14(C)(b) hereof, then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the number of Shares pursuant to this Section 14) the number of Shares issuable upon exercise of this Warrant at the time of such change shall be adjusted or readjusted, as applicable, to the number of Shares which would have been in effect at such time pursuant to the provisions of this Section 14 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment, the number of Shares issuable upon exercise of this Warrant is increased.

d.	Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment was made pursuant to this Section 14 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the number of Shares then issuable upon exercise of this Warrant shall forthwith be changed pursuant to the provisions of this Section 14 to the number of Warrant Shares which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

e.	Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 14(C), any shares of Common Stock, Options or Convertible Securities: (i) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (ii) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the Market Price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (iii) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the Fair Market Value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (iv) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners.

f.	Record Date. For purposes of any adjustment to the number of Shares in accordance with this Section 14, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

g.	Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 14.

h.	Other Dividends and Distributions. Subject to the provisions of this Section 14(C), if the Company shall, at any time or from time to time after the Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock referenced in Section 14(A)), cash or other property, then, and in each such event, provision shall be made so that the Warrantholder shall receive upon exercise of the Warrant, in addition to the number of Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Warrantholder would have been entitled to receive had the Warrant been exercised in full into Shares on the date of such event and had the Warrantholder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 14 with respect to the rights of the Warrantholder; provided, however, that no such provision shall be made if the Warrantholder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Warrantholder would have received if the Warrant had been exercised in full into Shares on the date of such event.

(D) Certain Events. If any event of the type contemplated by the provisions of this Section 14 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board of Directors shall make an appropriate adjustment in the number of Shares issuable upon exercise of this Warrant so as to protect the rights of the Warrantholder in a manner consistent with the provisions of this Section 14; provided, however, that no such adjustment pursuant to this Section 14(D) shall decrease the number of Shares issuable as otherwise determined pursuant to this Section 14.

(E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 14(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification, and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 14 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 14 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, or more.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 14 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Other Events. For so long as the Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 14 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid. The number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(I) Statement Regarding Adjustments. Whenever the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 14, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Warrantholder in accordance with Section 23.

(J) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 14 (but only if the action of the type described in this Section 14 would result in an adjustment in the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in accordance with Section 23, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 14, the Company shall take any action which may be necessary, including obtaining regulatory or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 14.

(L) Adjustment Rules. Any adjustments pursuant to this Section 14 shall be made successively whenever an event referred to herein shall occur.

15. Registration Rights

(A) Effectiveness of Registration Statement. The Company shall use its reasonable best efforts to cause a shelf registration statement, filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Shares to the Warrantholder upon exercise of the Warrant by the Warrantholder (the “Common Shelf Registration Statement”) to remain effective until the earlier of (i) such time as the Warrant has been exercised in its entirety and the Warrantholder has sold all of the Shares and (ii) the Expiration Date. The Company shall promptly inform the Warrantholder of any change in the status of the effectiveness or availability of the Common Shelf Registration Statement.

(B) Suspension. The Company shall be entitled to suspend the availability of the Common Shelf Registration Statement from time to time during any consecutive 365-day period for a total not to exceed 90 days during such consecutive 365-day period if the Board of Directors determines in the exercise of its reasonable judgment that such suspension is necessary in order to comply with applicable laws and provides notice that such determination was made to the Warrantholder; provided, however, that if the Company exercises such right in the 45 consecutive-day period immediately prior to the Expiration Date, the Expiration Date shall be delayed by the number of days during such 45-day period for which the availability of the Common Shelf Registration Statement was suspended.

(C) Blue Sky. The Company shall use reasonable best efforts to register or qualify the Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which the Warrantholder may or may be deemed to purchase Shares upon the exercise of the Warrant and shall use its reasonable best efforts to maintain such registration or qualification for so long as it is required to cause the Common Shelf Registration Statement to remain effective under the Securities Act pursuant to Section 15(A).

(D) Expenses. All expenses incident to the Company’s performance of or compliance with its obligations under this Section 15 relating to the issuance of the Shares will be borne by the Company, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Section 15, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance. In no event shall the Company be responsible for any broker or similar commissions of the Warrantholder in connection with this Section 15.

(E) Indemnification. The Company will indemnify and hold harmless the Warrantholder, its partners, members, officers and directors and each person, if any, who controls the Warrantholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Common Shelf Registration Statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement. The Company will reimburse the Warrantholder and each partner, member, officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 15(E) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Warrantholder, partner, member, officer, director or controlling person.

16. Exchange. At any time following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination), the Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest (to be determined by the Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged. The Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 16, which shall not be subject to the Appraisal Procedure.

17. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

18. Governing Law. THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS.

19. Submission To Jurisdiction; Waivers. The parties hereto hereby irrevocably and unconditionally:

(A) submit in any legal action or proceeding relating to this Warrant, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(B) consent that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(C) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the relevant party in accordance with Section 23; and

(D) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

20. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS WARRANT AND FOR ANY COUNTERCLAIM THEREIN.

21. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

22. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.

23. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (A) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (B) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 6 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

24. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Warrantholder. Such successors and/or permitted assigns of the Warrantholder shall be deemed to be a Holder for all purposes hereunder.

25. Severability. If any term or other provision of this Warrant is held invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Warrant shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the matters contemplated hereby are consummated as originally contemplated to the fullest extent possible.

26. Entire Agreement. This Warrant and the Schedules attached hereto (the terms of which are incorporated by reference herein) contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: April 25, 2012

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Barry Sloane
Name: Barry Sloane
Title: Chairman and CEO

Attest:

By:	/s/ R. J. Abramowski
Name: R. J. Abramowski
Title: CFO/Controller of UPS WI

SCHEDULE A

Item 1

Exercise Price: $0.02

Item 2

Issue Date: April 25, 2012

Item 3

Number of shares of Common Stock: 1,696,810

Item 4

Company’s address:

Newtek Business Services, Inc.

212 West 35th Street, Second Floor

New York, NY 10001

Attention: Barry Sloane, Chairman and CEO

Facsimile: 212-356-9542

Item 5

Notice information:

If to the Company:

Newtek Business Services, Inc.

212 West 35th Street, Second Floor

New York, NY 10001

Attention: Barry Sloane, Chairman and CEO

Facsimile: 212-356-9542

with a copy to:

Newtek Business Services, Inc.,

212 West 35th Street, Second Floor

New York, NY 10001

Attention: Treasurer

Facsimile: 212-356-9542

If to the Warrantholder:

Summit Partners Credit Advisors, L.P.

222 Berkeley Street, 18th Floor

Boston, MA 02116

Attention: Todd Hearle, Adam Britt, Gregg Nardone

Facsimile: 617-598-4901

with a copy to:

Weil, Gotshal & Manges

767 Fifth Avenue New York,

NY 10153

Attention: Douglas R. Urquhart

Facsimile: (212) 310-8007

SCHEDULE B

TO: Newtek Business Services, Inc.

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(A)(a), (b) or (c) of the Warrant or cash exercise pursuant to Section 3(A)(b) or (d) of the Warrant, with consent of the Company and the Warrantholder)

Aggregate Exercise Price:

Holder:

By:

Name:

Title: